Exhibit 16.2

809 Glen Eagles Court, Suite 200 Baltimore, MD 21286 P 410.823.8000 F 410.296.4815 dhgllp.com

March 20, 2017

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read MB Bancorp, Inc.’s (the “Company”) disclosure set forth in Item 4.01, “Changes in Registrant’s Certifying Accountant”, in its Current Report on Form 8-K dated March 20, 2017 and are in agreement with such statements concerning our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Current Report on Form 8-K.

Sincerely,

/s/ Dixon Hughes Goodman LLP